                                                                     EXHIBIT 6c.

                     EXECUTIVE PARK WEST STANDARD FORM LEASE



LANDLORD: PINE DEVELOPMENT, INC.
          ----------------------------------------------------------------------

TENANT: INTERNATIONAL ENERGY CONSULTANTS
        ------------------------------------------------------------------------

BUILDING: 6857 W. Charleston
          ----------------------------------------------------------------------

SUITE: 6857
       -------------------------------------------------------------------------

RENTABLE AREA: 1,288 square feet (approximately)
               -----------------------------------------------------------------

COMMENCEMENT DATE: February 15, 1999
                   -------------------------------------------------------------

TERMINATION DATE: February 28, 2002
                  --------------------------------------------------------------

USE: General Offices
     ---------------------------------------------------------------------------

                    EXECUTIVE PARK WEST STANDARD FORM LEASE

                               TABLE OF CONTENTS

Article 1:  Premises...........................................................1
Article 2:  Term...............................................................1
Article 3:  Rent...............................................................1
Article 4:  Parking............................................................2
Article 5:  Rental Tax.........................................................2
Article 6:  Security Deposit...................................................2
Article 7:  Common Area........................................................3
Article 8:  Services...........................................................4
Article 9:  Possession, Use and Enjoyment......................................5
Article 10: Condition and Care of Premises.....................................5
Article 11: Landlord's Maintenance.............................................6
Article 12: Return of Premises.................................................6
Article 13: Holding Over.......................................................7
Article 14: Alterations and Improvements Subsequent to Initial Occupancy.......7
Article 15: Destruction, Restoration and Repair of Leased Premises.............8
Article 16: Release and Waiver of Certain Claims--Indemnity by Tenant..........9
Article 17: Insurance..........................................................9
Article 18: Assignment and Subletting.........................................10
Article 19: Default: Rights and Remedies......................................10
Article 20: Landlord's Rights.................................................12
Article 21: Estoppel Letter...................................................13
Article 22: Subordination and Attornment......................................14
Article 23: Condemnation......................................................14
Article 24: Real Estate Brokers...............................................14
Article 25: Assignment or Sale by Landlord....................................15
Article 26: Notices...........................................................15
Article 27: Rules and Regulations.............................................15
Article 28: Nonwaiver.........................................................15
Article 29: Miscellaneous.....................................................16

EXHIBITS

       A-1  Site Plan
       A-2  Floor Plan
       B    Rules and Regulations
       C    Rent Commencement Certificate
       D    Real Estate Disclosure

                     EXECUTIVE PARK WEST STANDARD FORM LEASE


         This Lease made this 1st day of February, 1999, between Pine Development, Inc. ("Landlord") and International Energy Consultants ("Tenant").


                               ARTICLE 1: PREMISES

         Landlord hereby leases to Tenant and Tenant hereby rents from Landlord approximately 1,288 square feet of rentable area ("Rentable Area") commonly known as 6857 ("Premises"") in that certain building located at 6857 West Charleston Boulevard, Las Vegas, Nevada, 89117 ("Building"). The Premises are outlined on the site plan and floor plan marked as Exhibits "A-1" and "A-2", attached hereto and made a part hereof and is subject to all liens, covenants, easements, agreements and restrictions of record. The Building is part of an office park development consisting of nine (9) separate office buildings and certain common areas ("Common Area") which are subject to and governed by the Rules and Regulations relating to the office park. Said letting and renting are upon and subject to the terms, covenants and conditions set forth herein, and Tenant covenants, as a material part of the consideration for this Lease, to keep and perform each and all of said terms, covenants and conditions by it to be kept and performed, and this Lease is made upon the condition of such performance by Tenant.

                                 ARTICLE 2: TERM

         This Lease shall be for a term of thirty-six (36) months, commencing on the 15th day of February, 1999, ("Commencement Date"), and ending on the 28th day of February, 2002, unless sooner terminated as provided herein. Tenant shall execute a certificate evidencing the commencement date which shall become a part hereof and marked as Exhibit "C".

                                 ARTICLE 3: RENT

         Tenant agrees to pay Landlord, without prior notice or demand and without offset of deduction whatsoever, in legal tender of the United States of America for the payment of public or private debts at the office of the Landlord's Agent or elsewhere as designated from time to time by Landlord's written notice to Tenant, rent at the monthly rate as set forth below ("Base Rent"). Base Rent shall be paid monthly in advance on the first day of each calendar month of the term, except that the first payment of Base Rent shall be made by Tenant upon its execution of this Lease and shall be prorated for a partial month if the Commencement Date is other than the first day of a month. All charges, costs and sums required to be paid by Tenant to Landlord under this Lease including the Base Rent and the Additional Rent (as hereinafter defined), shall be collectively called "Rent". Tenant's covenant to pay Rent shall be independent of every other covenant in this Lease. Monthly Rents are due and payable on the first (1st) of each month without notice or demand. Monthly Rents shall be considered delinquent on the eleventh (11th) of each month and shall be subject to a ten percent (10%) late charge, to offset Landlord's increased administrative burden caused by such late payment.



Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------

         A. Base Rent. Beginning on the 15th day of February, 1999, and on the first day of each month thereafter, Tenant agrees to pay Base Rent as follows:


          Months                                                 Rate per Square Foot                 Monthly Rent
          ------                                                 --------------------                 ------------
          February 15, 1999 to August 31, 1999                         $1.62                           $2,093.00
          September 1, 1999 to February 28, 2000                       $1.95                           $2,511.60
          March 1, 2000 to February 28, 2001                           $2.02                           $2,612.06
          March 1, 2001 to February 28, 2002                           $2.10                           $2,716.54

                               ARTICLE 4: PARKING

         Tenant shall be provided with One (1) covered parking space shall be free of charge and No (2) shall be at thirty-five dollars ($35.00) per month commencing February 15, 1999. The parking areas referred to in this Article 4 shall be used on a non-exclusive basis with other occupants of the Building. Parking is provided in the park at a ratio of approximately 5 parking spots per 1,000 square feet. In the event that Tenants parking requirement exceeds this ratio, Landlord may dictate certain parking areas where Tenants employees must park. The parking lot may not be used to store vehicles or to work on vehicles. No vehicle shall be parked in a parking lot for more than twenty-four (24) consecutive hours. Tenant and its customers, employees and tradesmen may park only licensed and operative vehicles on the surfaced parking lot adjacent to the Demised Premises only during Tenant's normal business hours on terms and conditions as may be established by Landlord from time to time during the term of this Lease. Any vehicles parked in the parking lots in breach of these terms may be towed away at Tenant's expense. Tenant releases, indemnifies, and holds harmless Landlord and Landlord's officers, employees and agents from any claims arising from or relating to such towing of vehicles including any consequential damages or loss of property or loss of the use of the vehicle or other property. The right to tow a vehicle is in addition to Landlord's rights under the Lease for default or breach of any of the terms hereof

         Other than parking, egress and ingress, Tenant has no right to use the common areas, and Tenant shall not obstruct the common areas, including the sidewalks, landscaped areas, paved areas, parking lots, or driveways.

                              ARTICLE 5: RENTAL TAX

         Tenant agrees to pay the Landlord at the same time as the due date for the Base Rent: (i) any tax allocable to or measured by the area of the premises or the rental payable hereunder, including without limitations, any gross income privilege, sales or excise tax levied by the state, any political subdivision thereof, city municipal or federal government, with respect to the payment by Tenant or the receipt by Landlord of such rental, or upon or with respect to the possession, leasing, operating, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; and (ii) any tax upon this transaction or any document to which Tenant is a party, creating or transferring an interest or an estate in the Premises.


                          ARTICLE 6: SECURITY DEPOSIT

         Tenant has deposited with Landlord the sum of Five Thousand Twenty-three and 20/100 ($5023.20) as security for the full and faithful performance of every provision of this Lease to be




Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                     -------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                  -------------
performed by Tenant. [Three hundred twenty-two and 00/100 ($322.00) of the total security deposit amount shall be a non-refundable cleaning fee.] If Tenant defaults with respect to any provision of this Lease, including, but not limited to, the provisions relating to the payment of Rent, Landlord may use, apply or retain all of any part of this security deposit for the payment of any Rent and any other sum in default, or for the payment of any other amount which Landlord may spend or become obligated to spend by reason of Tenant's default or to compensate Landlord for any loss or damage which Landlord may suffer by reason of Tenant's default. If any portion of said deposit is to be used or applied) Tenant shall, within five (5) days after written demand therefor, deposit cash with Landlord in an amount sufficient to restore the security deposit to its original amount, and Tenant's failure to do so shall be a material breach of this Lease. Landlord shall not he required to keep this security deposit separated from its general funds, and Tenant shall not be entitled to interest on such deposit.

                             ARTICLE 7: COMMON AREA

         For purposes of this Lease "Common Area" shall mean all areas, improvements, space, equipment and special services in or at the office park provided by Landlord for the common or joint use and benefit of tenants, customers, and other invitees as defined in the Rules and Regulations contained in Exhibit "B" attached to this Lease, including without limitation, all parking areas (which may be leased by parking stall or otherwise), access roads, driveways, entrances and exits, retaining walls, covered parking structures, pedestrian walkways, walls, courtyards, concourses, stairs, ramps, sidewalks, washrooms, signs identifying or advertising the office park, and trash or rubbish areas.

         Provided Tenant is not in default under this Lease, Tenant shall be entitled to use, in common with other entitled thereto, the Common Area as may be designated from time to time by Landlord, subject, however, to the terms and conditions of this Lease, and to the rules and regulations for the use thereof as may be prescribed from time to time by Landlord. If the size or configuration of the Common Area is diminished or altered, Landlord shall not be liable to Tenant therefore, nor shall Tenant be entitled to any compensation or diminution or abatement of Rent, nor shall such diminution or alteration of the Common Area be considered a constructive or actual eviction.

         The Common Area shall at all times be subject to the exclusive control, management, operation and maintenance of Landlord. Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to the Common Area. Tenant agrees to comply with such rules and regulations, to cause its officers, agents, contractors and employees to so comply and to use its best efforts to cause its customers, invitees and concessionaires, suppliers and licensees to so comply. Landlord shall have the right to construct, maintain and operate lighting facilities in and on the Common Area; to police the same; from time to time to change the area, level, location or arrangement of parking areas and other facilities located in the Common Area; to close all or any portion of the Common Area to such extent as may, in the opinion of Landlord, be legally sufficient to prevent a dedication thereof or accrual of any rights to any person or the public therein; to close temporarily all or any pan of the parking areas or parking facilities; and to do and perform such other acts in and to the Common Area as, in the exercise of good business judgement, Landlord shall determine to be advisable. Landlord will operate and maintain the Common Area in such manner as Landlord, in its sole discretion, shall determine from time to time.



Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------

                               ARTICLE 8: SERVICES

         A. Services Provided by Landlord: Landlord shall provide the following services.

         (1) Electricity, to the extent reasonably necessary for the occupancy of the Premises under normal business operations and in the absence of the use of business machines or equipment, including, but not limited to, computers or computer-related equipment, which affect the temperature otherwise maintained in the Premises subject, however, to applicable legal requirements and restrictions. It is understood that Tenant shall use electricity only for building standard lighting, typewriters, adding machines, calculators, and small computers and reproduction machines. To the extent electricity is used for any other purpose, Tenant's Rent may be increased by Landlord in such amounts as Landlord reasonably determines to cover the costs of such increased use. Electricity use is limited by Paragraph (B) below;

         (2) City water from the regular Building fixtures for drinking, lavatory and toilet purposes only;

         (3)      Customary maintenance of the Common Area;

         (4) Security, external security of the office complex at the sole discretion of Landlord. In the event Landlord discontinues after hours security services, Landlord will then notify Tenant in writing. Tenant shall hold Landlord harmless for any loss and/or damages for security related claims.

         B. Electricity Use Limits: Landlord agrees to pay electric charges attributable to the "Demised Premises" and a pro-rata share of the House Meter in an amount not to exceed ten cents ($0.10) per square foot per month, averaged over one calendar year. Any amount in excess of ten cents ($0.10) per square foot will be charged to Tenant. Amount of monthly electric charges shall be evidenced by copies of monthly bills.

         C. Utility Limits: Landlord shall not be obligated to furnish any services or utilities, other than those stated above. If Landlord elects to furnish services or utilities requested by Tenant in addition to those listed above or at times other than those stated above, Tenant shall pay to Landlord the prevailing charges for such services and utilities, within ten (10) days after billing. If Tenant fails to make any such payment, Landlord may, without notice to Tenant and in addition to Landlord's other remedies under this Lease, discontinue any or all of such additional or after-hour services. No such discontinuance of any service shall result in any liability of Landlord to Tenant or be considered an eviction or a disturbance of Tenant's use of the Premises.

         D. Untenantability of Demised Premises: If, as a result of any failure to furnish or delay in furnishing any of the services described above, the Premises are rendered substantially untenantable for a period of forty-eight
(48) consecutive hours, and Tenant does not occupy the Premises due to such untenantability, then, commencing upon the expiration of said forty-eight (48) hour period, Base Rent shall abate for the duration of such untenantability or ten (10) days, whichever is shorter, until Tenant is able to resume occupancy of the Premises. Tenant agrees that Landlord shall not be liable for damages (other than the abatement of rent described above) for failure to furnish or delay in furnishing any services. In addition, no such failure or delay shall be considered to be an eviction or disturbance of Tenant's use or possession of the Premises, or relieve Tenant from its obligation to pay all Rent when due or from any other obligations of Tenant under this lease, except as stated




Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
above.

         E. Services provided by Tenant: Tenant shall make arrangements directly with the telephone company servicing the Building for telephone services in the premises desired by Tenant and pay for all telephone service used or consumed in the Premises. Tenant shall make arrangements and pay for janitorial services for the premises. Tenant shall be responsible and pay for all interior maintenance for the Premises, including but not limited to, repairs or replacements thereto, such as overhead fluorescent light bulbs, etc.

                    ARTICLE 9: POSSESSION, USE AND ENJOYMENT


         A. Possession and Use of Premises: Tenant shall be entitled to possession of the Premises on or before February 15, 1999 ("Estimated Occupancy Date"). Tenant agrees to use and occupy the Demised Premises during the term of this Lease for the purpose of General Offices and for no other purpose whatsoever without the written consent of Landlord. Tenant shall not use, or permit the Demised Premises, or any part thereof, to be use, for any purpose or purposes other than the purpose for which said premises are hereby leased. Tenant shall occupy and use the Premises for general office purposes only consistent with C-1 zoning under the City of Las Vegas, Nevada, Zoning Codes. Tenant shall not occupy or use the Premises or permit the use of occupancy of the Premises for any purposes or in any manner which: (1) is unlawful or in violation of any applicable legal, governmental or quasi-governmental requirement, ordinance or rule; (2) may be dangerous to persons or property; (3) may invalidate or increase the amount of premiums for any policy of insurance affecting the Building or the Premises; or (4) may create a nuisance, disturb any other Tenant of the Building or the office park or the occupants of neighboring property or injure the reputation of the office park. Tenant shall notify Landlord of their move in date and provide the names of any moving trucks and companies that will be in the Park.

         Animals including watchdogs, are not allowed on the Demised Premises or common areas.

                   ARTICLE 10: CONDITION AND CARE OF PREMISES

         Tenant's taking possession shall be conclusive evidence against Tenant that the portion of the premises taken possession of was substantially completed and then in good order and satisfactory condition. No promises of the Landlord to alter, remodel, improve, repair, decorate or clean the Premises or any part thereof have been made, and no representation respecting the condition of the Premises, the Building or the Common Area has been made to Tenant by or on behalf of Landlord except to the extent expressly set forth herein. Except for any damage directly resulting from the negligence of the Landlord, Tenant shall, at its own expense, keep the Premises in good repair and tenantable condition and shall promptly and adequately repair all damage to the Premises, whether or not caused by Tenant or any of its employees, agents or invitees, including, but not limited to, replacing or repairing all damage or broken glass, fixtures and appurtenances resulting from any such damage, under the supervision and with the approval of Landlord and within any reasonable period of time specified by Landlord. If Tenant does not do so promptly and adequately, Landlord may, but need not, make such repairs and replacements, and Tenant shall pay Landlord the cost thereof within ten (10) days after demand for payment. Interest on any unpaid amount shall accrue at 18% per annum.




Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------

Tenant shall, at his own expense, keep the premises in good repair and tenable condition and shall promptly and adequately repair all damages to the premises, whether or not caused by Tenant or any of its employees, agent or invitees or any other causes. Such repairs include, but are not limited to glass entry doors, locks, windows, sliding glass windows, automatic closures and water heaters, replacing or, repairing all damages caused by use or otherwise or glass, fixtures, and appurtenances resulting from any such damages. All work shall be under the supervision and with approval of Landlord and within any reasonable period of time specified by Landlord. Said maintenance and repairs shall include all exterior doors, refrigerator and fire extinguishers and all other equipment contained within the premises.

                       ARTICLE 11: LANDLORD'S MAINTENANCE

     Landlord, at its expense, shall maintain and make necessary repairs to the exterior and structural elements of the Building and the Common Area, and the electrical, plumbing, heating, ventilation and air conditioning systems therein except that: (a) Landlord shall not be responsible for the maintenance, repair or replacement of any such systems which are located within the Premises and are SUPPLEMENTAL OR SPECIAL to the Building's standard systems, whether installed pursuant to a Work Agreement or otherwise, or floor or wall coverings in the Premises; and (b) the cost of performing any maintenance or repairs caused by the negligence or misuse of Tenant, its employees, agents, servants, licensees, subtenants, contractors or invitees or the failure of Tenant to perform its obligations under this Lease shall be paid by Tenant.

                         ARTICLE 12: RETURN OF PREMISES

     At the termination of this Lease by lapse of time or otherwise or upon termination of Tenant's right of possession without terminating this Lease, Tenant shall surrender possession of the Premises to Landlord and deliver all keys to the premises to Landlord and make known to the Landlord the combination of all locks or vaults then remaining on the Premises, and shall return the Premises and all equipment and fixtures of the Landlord therein to Landlord in as good a condition as when Tenant originally took possession, ordinary wear, loss, or damage by fire or other insured casualty, alone, excepted, failing which Landlord may restore the Premises and such equipment and fixtures to such condition and Tenant shall pay the cost thereof. All installation, additions, partitions, hardware, light fixtures, no-trade fixtures and improvements, temporary or permanent, except movable furniture and trade equipment belonging to Tenant, in or upon the Premises, whether placed there by Tenant or Landlord, shall be Landlord's property and shall remain upon the Premises, all without compensation, allowance or credit to Tenant; provided, however, that if prior to such termination or within ten (10) days thereafter, Landlord so directs by notice, Tenant, at Tenant's sole cost and expense, shall promptly remove such of the installations, additions, partitions, hardware, light fixtures, non-trade fixtures and improvements placed in the Premises by Tenant as are designated in such notice and repair any damage to the Premises caused by such removal, failing which Landlord may remove the same and repair the Premises, and Tenant shall pay the cost thereof to Landlord on demand. Tenant shall remove Tenant's furniture, machines, safes, trade fixtures and other items of personal property of every kind and description from the Premises prior to the end of the Term failing which, Landlord may do so and thereupon the provisions relating to a default (pursuant to article 19 "F") by Tenant shall apply. All obligations of Tenant hereunder shall survive the expiration or sooner termination

Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
of the Term of this Lease. If, within sixty (60) days of lease expiration, Tenant has not renewed lease agreement, Landlord may show premises to prospective Lessees during normal business hours.

                            ARTICLE 13: HOLDING OVER

     If, without the execution of a new lease or a written extension of this Lease, Tenant shall, with or without the consent of Landlord, hold over after the expiration of the Term hereof, Tenant shall be deemed to be occupying the Premises as a Tenant from month to month on the same, terms and conditions as contained in this Lease except as provided by this Article. The Tenant shall pay Landlord for each day Tenant retains possession of the Premises or any part thereof after termination of this Lease, by lapse of time or otherwise, an amount which is one-hundred fifty percent (150%) of the amount of rent for a day (computed on a year of 360 days) based on the annual rate applicable under Articles 3 and 4 immediately prior to the period in which such termination/retention occurs, and Tenant shall also pay all damages, consequential well as direct, sustained by Landlord by reason of such retention. Acceptance by Landlord of Rent after such termination shall not constitute a renewal. Nothing in this Article contained shall be construed or operate as a waiver of Landlord's right of re-entry or any other right of Landlord.

    ARTICLE 14: ALTERATIONS AND IMPROVEMENTS SUBSEQUENT TO INITIAL OCCUPANCY

     A. Tenant's Alterations Subsequent to initial Occupancy: Subsequent to the initial occupancy of the Premises by Tenant, Tenant shall not, without the prior written consent of Landlord, make or cause to be made any alterations, improvements, additions or installations in or to the Premises. Landlord's consent shall not be unreasonably withheld except in the case of structural alterations, improvements, additions or installations, consent for which may be withheld for any reason whatsoever. Prior to commencement of any such work or delivery of any materials into the Premises or the Building, Tenant shall furnish to Landlord for approval: Architectural plans and specifications, names and addresses of all contractors, insurance, including, but not limited to, evidence of Worker's Compensation Insurance to the Extent of the statutory limits required by applicable law, wherein Landlord is insured as an alternate employer, and instruments of indemnification against any and all claims, cost, expenses, damages and liabilities which may arise in connection with such work, all in such form and amount as may be satisfactory to Landlord. In addition, prior to commencement of any such work or delivery of any materials into the Premises, Tenant shall provide Landlord with evidence reasonably satisfactory to Landlord of Tenant's ability to pay for such work and materials in full, and, if requested by Landlord, shall deposit with Landlord at such time such security for the payment of said work and materials as Landlord may require. Tenant agrees to hold Landlord forever harmless against all claims and liabilities of every kind, nature and description which may arise out of or in any way be connected with such work. Landlord shall not pay any third parties directly any amount whatsoever but shall release such payments to Tenant only upon completion of such work. Tenant shall pay the cost of all such work. Upon completion of such work, Tenant shall furnish Landlord with contractor's affidavits and full and final waivers of lien and receipted bills covering all labor and materials expended. Any such work shall be in compliance with all applicable legal, governmental and quasi-governmental requirements, ordinances and rules and all requirements of applicable insurance companies. All such work shall be done in a good workmanlike manner and with

Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
the use of first quality materials. Tenant shall permit Landlord, if Landlord so desires, to inspect construction operations in connection with such work, provided, however, that such inspection or right to inspect by Landlord shall not constitute any warranty by Landlord to Tenant of the adequacy of the design, workmanship or quality of such work or materials for Tenant's intended use or impose any liability upon Landlord in connection with the performance of such work. All alternations, improvements, additions and installations to or on the Premises shall, subject to Article 11, become part of the Premises at the time of their installation and shall remain in the Premises at the expiration or termination of this Lease, or termination of Tenant's right of possession of the Premises, without compensation or credit to Tenant.

     B. Liens: Tenant shall not permit any lien or claim for lien of any mechanic, laborer or supplier or any other lien to be filed against the Building or any part of such property arising out of work performed, or alleged to have been performed by, or at the direction of, or on behalf of Tenant. If any such lien or claim for lien is filed, Tenant shall, within fifteen (15) days after such filing, either have such lien or claim for lien released of record or shall deliver to Landlord a bond or other security in form, content, amount and issued by a company satisfactory to Landlord indemnifying Landlord, and others designated by Landlord against all costs and liabilities resulting from such lien or claim for lien and the foreclosure or attempted foreclosure thereof. If Tenant fails to have such lien or claim for lien so released or to deliver such bond to Landlord, Landlord, without notice or investigating the validity of such lien, may pay or discharge the same, and Tenant shall reimburse Landlord upon demand for the amount so paid by Landlord, including Landlord's expenses and attorneys' fees.

       ARTICLE 15: DESTRUCTION, RESTORATION AND REPAIR OF LEASED PREMISES

     Subject to Tenant's obligations under Article 9 hereof: (a) If either the Premises or the Building (including machinery or equipment used in its operation shall be destroyed or damaged by fire or other insured cause to the extent of twenty percent (20%) or less of the insured value of either the Premises of Buildings, as the case may be, in the reasonable opinion of Landlord, and if such Premises or building may be repaired and restored within ninety (90) days after the date of such damage, then Landlord shall repair and restore the same with reasonable promptness, provided, however, that in no event shall Landlord be required to repair any damage in excess of the insurance proceeds recovered therefor; (b) If such damage is to the extent of more than twenty percent (20%) of the insured value of either the Premises or Building, as the case may be, in the reasonable opinion of Landlord, or if such Premises or Building may not be repaired and restored within ninety (90) days after the date of such damage or destruction, in the reasonable opinion of the Landlord, then Landlord shall have the right to cancel and terminate this Lease and all rights and obligations of the parties thereunder upon giving notice of same to the Tenant at any time within sixty (60) days from the date of such damage or destruction shall have occurred; (c) In the event any such damage or destruction not caused by the act or neglect of Tenant, its agents, employees, servants, or invitees, renders the Premises, in the reasonable opinion of Landlord, untenantable and if this Lease shall not be canceled and terminated by reason of such damage then Rent shall abate during the period beginning with the date of such fire or other insured cause and ending with the date when the Premises are again rendered tenantable by an amount bearing the same ratio to the total amount of Rent for such period as the untenantable portion of the Premises bears to the entire Premises. If such damage or destruction was the result of an act or neglect of Tenant, its employees, agents, servants or invitees,


Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------

Rent shall not abate during such period: (d) If any damage or destruction to the Building or Premises is the result of an act or neglect of Tenant, its employees, agents, servants, or invitees, such damage or destruction shall be repaired or restored by Tenant, under the supervision and with the approval of a Landlord, at Tenant's sole cost and expense.

      ARTICLE 16: RELEASE AND WAIVER OF CERTAIN CLAIMS--INDEMNITY BY TENANT

         To the extent not expressly prohibited by law, Tenant releases Landlord, and its agents, servants and employees, from and waives all claims for injury (including death) or damage to person or property sustained by the Tenant or by any occupancy of the Premises or the Building, or by any other person, resulting directly or indirectly from fire or other casualty, or any existing or future condition, defect, matter or this in or about the premises, the Building, the Common Area, the office park, or any part of it, or from any equipment or appurtenance therein, or from any accident in or about the Building, or the Common Area, or the office park or from any act or neglect of any Tenant or other occupant of the Building, or the Common Area, or the office park or any other person, including Landlord's agents, employees, and servants. If any damage to the Premises or the building or any equipment or appurtenance therein whether belonging to Landlord or to other tenants in the building results from any act or neglect of the Tenant, its employees, agents or invitees, Tenant shall be liable therefor, and Landlord, may at its option, repair such damage and Tenant shall, upon demand by Landlord, reimburse Landlord for all costs of such repairs and damages plus interest at 18%. All personal property belonging to the Tenant or any occupant of the Premises that is in the Building or the Premises shall be there at the risk of the Tenant or other person only, and Landlord shall not be liable for damage thereto or theft or misappropriation thereof. To the extent not expressly prohibited by law, Tenant agrees to hold Landlord and its agents, servants and employees harmless and to indemnify each of them against loss, claims and liabilities, including reasonable attorney's fees, for injuries (including death) to all persons and damage to or theft or misappropriation or loss of property occurring in or about the Premises, the Building, the Common Area or office park arising from Tenant's occupancy of the Premises or the conduct of its business or from any activity, work, or things done, permitted or suffered by Tenant in or about the Premises, the Common Area, the Building or office park, or from any breach or default on the part of Tenant in the performance of any covenant or agreement on the part of Tenant to be performed pursuant to the terms of this Lease or due to any other act or omission of the Tenant, its agents, employees or invitees.

                             ARTICLE 17: INSURANCE

         During the term of this Lease and any extension thereof, Landlord may obtain and maintain any insurance which (1) it reasonable deems necessary to protect its interests in the Premises, the Building of which the Premises are a part, the Common Area, the office park, and any areas appurtenant thereto; or
(2) is required by law, or (3) is required by an entity which may incur financial loss if such insurance is not maintained. Tenant shall pay insurance expenses as set forth herein.

         During the entire term of this Lease and any extension thereto, Tenant shall, at its own expense, maintain a comprehensive General Liability Insurance Policy in the minimum amount of $1,000,000 combined single limit for bodily injury and property damage. Landlord shall be named


Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
as an additional insured.

     Under no insurance policy required under the terms of this Lease shall any insurer have subrogation rights against either Landlord or Tenant. Each insurance policy shall show that all such policies shall provide that the same may not be canceled or altered except upon thirty (30) days prior written notice to Landlord.

     At the discretion of Landlord, Tenant shall supply Landlord with either Comprehensive General Liability Insurance Policy required under this Lease or a certificate evidencing the policy. If Tenant does not furnish Landlord with such evidence upon demand of Landlord may (but shall not be obligated to (1) purchase the insurance, and Tenant shall pay Landlord for all premiums and related expenses upon demand; (2) consider Tenant's failure a default of the Lease).

                     ARTICLE 18: ASSIGNMENT AND SUBLETTING

     Tenant shall not, without the prior written consent of Landlord in each instance, (i) assign, transfer, mortgage, pledge, hypothecate or encumber this Lease or any interest under it or subject or permit any lien, use or charge to exist upon this Lease or any interest under it, (ii) allow to exist or occur any transfer of or lien upon this Lease or the Tenant's interest herein by operation of law, (iii) sublet the Premises or any part thereof, or (iv) permit the use or occupancy of the Premises or any part thereof for any purpose not provided for under Article 9 of this Lease or by anyone other than the Tenant and Tenant's employees. In no event shall this Lease be assigned or assignable by voluntary or involuntary bankruptcy proceedings or otherwise, and in no event shall this Lease or any rights or privileges hereunder be an asset of Tenant under any bankruptcy, insolvency or reorganization proceedings. Consent by Landlord to any assignment, subletting, use or occupancy, or transfer shall not operate to relieve the Tenant from any covenant or obligation hereunder except to the extent, if any, expressly provided for in such consent, nor shall such consent be deemed to relieve Tenant from obtaining Landlord's consent to any subsequent assignment, transfer, lien, charge, subletting, use or occupancy. If Tenant shall sublet or assign the premises having first obtained the Landlord's written consent, Tenant shall pay to Landlord an administrative fee for Landlord's cost of processing documents equal to $500.00.

                    ARTICLE 19: DEFAULT: RIGHTS AND REMEDIES

     A. Events of Default: The occurrence of any one or more of the following matters shall constitute a default by Tenant under this Lease:

     1. Failure by Tenant to pay, when due, any Rent provided for in this Lease;

     2. Failure by Tenant to pay, within ten (10) days after notice thereof from Landlord to Tenant, any other monies due and payable from Tenant under this Lease;

     3. Failure by Tenant to observe or perform any of the covenants in respect of Assignment and Subletting set forth in Article 18;

     4. Failure by Tenant to cure immediately after receipt of notice from Landlord, any



Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
         hazardous condition which Tenant has created in violation of law or of this Lease;

     5. Failure by Tenant to observe or perform any other covenant, agreement, condition or provision of this Lease, and the Rules and Regulations, if such failure shall continue for five (5) days (except as otherwise provided in this Lease) after notice by Landlord,

     6. The levy upon under execution or the attachment by legal process of the leasehold interest of Tenant, or the filing or creation of a lien which is not cured pursuant to Article 13 in respect of such leasehold interest;

     7. The Tenant vacates, abandons or fails to take possession of the Premises (the transfer of a substantial part of the operations, business, and personnel of the Tenant to some other location being deemed, without limiting the meaning of the term "vacates or abandons" to be a vacation or abandonment within the meaning of the clause, notwithstanding that Tenant shall thereafter continue to pay the Rent due under this Lease);

     8. The Tenant becomes insolvent or bankrupt or admits in writing its inability to pay its debts as they mature or makes an assignment for the benefit of creditors, or applies for or consents to the appointment of a trustee or receiver for the Tenant or for the major part of this property;

     9. Bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings, or other proceedings for relief under any bankruptcy law, or similar law for the relief of debtors, are instituted by or against the Tenant, and, if instituted against the Tenant, are allowed against it or are consented to by it or are not dismissed within sixty (60) days after such institution;

     10. The Performance of any other act which constitutes an event of default under this Lease.

     B. Rights and Remedies: If a Default occurs, Landlord shall have the rights and remedies hereunder set forth, which shall be distinct, separate and cumulative and shall not operate to exclude or deprive the Landlord of any other right or remedy allowed it by law or equity:

           (a) Terminate Tenant's right to possession of the Premises by any lawful means, in which case this lease shall terminate and Tenant shall immediately surrender possession of the Premises to Landlord. In such event, Landlord shall be entitled to recover from tenant all damages incurred by landlord by reason of Tenant's default, including but not limited to the cost of recovering possession of the Premises; expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys fees and any real estate commission actually paid; and the worth at the time of award by the court having jurisdiction thereof (i) the unpaid rent and other charges and adjustments called for under the Lease which would have been earned at the time of termination; (ii) the amount by which the unpaid rent and other charges and adjustments called for under the Lease which would have been earned after termination until the time of award exceeds the amount of such rental loss for the same period which the Tenant proves could have been reasonably avoided, and (iii) the amount by which the unpaid rent and other charges and adjustments called for under the Lease for the balance of the term after the time of such award exceeds the amount of such rental loss for the same period that Tenant proves could be reasonably avoided, and (iv) any and ally costs incurred

Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
by Landlord for the taking of an inventory of, removal of and/or storage of any and all property left in, upon or about the Premises by Tenant, following Tenant's abandonment, vacating or otherwise surrendering of Premises. The worth at the time of award of the sums referred to in clauses (i) and (ii) above, shall be computed by allowing interest from the due date at the highest legal rate attainable. The worth at the time of award of the amount referred to in clause (iii) above, shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). As used herein rent shall include charges equivalent to rent.

          (b) Maintain Tenant's right to possession, in which case this Lease shall continue in effect whether or not Tenant shall have abandoned the premises. In such event Landlord shall be entitled to enforce all of Landlord's rights and remedies under this Lease, including the right to recover the rent and any other charges and adjustments as it becomes due hereunder.

          (c) Pursue any other remedy nor or hereafter available to landlord under the laws or judicial decisions of the state where the Premises are located, and recover as damage the value of any free rent, Tenant Improvement, or other Lease concessions which may have been granted to Tenant hereunder prior to any such default. Notwithstanding the foregoing, Landlord shall not be liable for nor required to credit post judgment replacement lease rental income against prejudgment rental loss or other monetary damage sustained by Landlord as a result of any such default on part of Tenant hereunder and Tenant hereby waives any right Tenant may have to so apply such replacement lease rental credit, if applicable.

     C. Removal of Property from Premises: All property removed from the Premises by Landlord pursuant to any provisions of this Lease or of law may be handled, removed or stored by the Landlord at the cost and expense of the Tenant, and the Landlord shall in no event be responsible for the value, preservation or safekeeping thereof. All property not removed from the Premises or retaken from storage by Tenant within thirty (30) days after the end of the Term, however terminated, shall be conclusively deemed to have been conveyed by Tenant to Landlord as by bill of sale without further payment or credit by Landlord to Tenant.

     D. Costs of Enforcing Tenant's Obligations: Tenant shall pay all Landlord's costs, charges and expenses, including court costs and attorney fees, incurred in enforcing Tenant's obligations under this Lease or incurred by Landlord in any litigation, negotiation or transactions in which Tenant causes the Landlord to become involved or concerned.

                         ARTICLE 20: LANDLORD'S RIGHTS

     In addition to any rights or remedies granted under this Lease, Landlord shall have the following rights and remedies exercisable without notice (except as expressly provided to the contrary) and without being deemed an eviction or disturbance of Tenant's use or possession of the Premises or giving rise to any claim for set-off or abatement of Rent; (I) to change the name or street address of the Building or the office park, upon thirty (30) days prior written notice to Tenant; (2) to install, affix and maintain all signs on the exterior and/or interior of the Building and in and about the office park; (3) to designate and/or approve prior to installation, all types of signs, window shades, blinds, drapes, awnings, or other similar items, and all internal lighting that may be visible


Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
from the exterior of the Premises, (4) to display the Premises to prospective tenants or buyers at reasonable hours during the last twelve (12) months of the Term; (5) to grant to any party the exclusive right to conduct any business or render any service in or to the Building, provided such exclusive right shall not operate to prohibit Tenant from using the Premises for the purposes permitted hereunder; (6) to prohibit the placing of vending or dispensing machines of any kind in or about the Premises other than for use by Tenant's employees; (7) to close the Building after normal business hours, except that Tenant and its employees and invitees shall be entitled to admission at all times, under such regulations as Landlord prescribed for security purposes; (8) to take any and all reasonable measures, including inspection necessary or desirable in the operation or protection thereof; (9) to install, operate and maintain security systems which monitor, by closed circuit television or otherwise, all persons entering and leaving the Building or the Office Complex;
(10) to install and maintain pipes, ducts, conduits, wires and structural elements located in the Premises which serves other parts or other tenants of the Buildings; and (11) from time to time to make and adopt such reasonable rules and regulations, in addition to or other than or by way of amendment or modification of the rules and regulations contained in Exhibit "B" attached to this Lease or other Sections of this Lease, for the protection and welfare of the Building and its tenants and occupants, as the Landlord may determine, and Tenant agrees to abide by all such rules and regulations.


                          ARTICLE 21: ESTOPPEL LETTER


     Tenant shall at any time and from time to time upon not less than ten
(10) days prior written request, execute and deliver in form and substance satisfactory to Landlord, an estoppel letter certifying:

     1.   The date upon which the Lease Term commences and terminates
     2.   The date to which Rent has been paid
     3.   The amount of any security deposit
     4.   That Tenant has accepted and is occupying the Premises
     5. That the Lease is in full force and effect and has not been modified or amended
     6. That no defaults of the Landlord under the Lease nor any existing condition upon which the giving of notice or lapse of time would constitute a Default
     7.   That Tenant has not received any concession
     8. That Tenant has received no notice from any insurance company of any defects or inadequacies of the Premises
     9. That Tenant has no operations or rights other than as set forth in the Lease
    10.   Such other matters which Landlord may reasonably request.

     If the letter is to be delivered to a purchaser of the Building and/or office park, it shall further include the agreement of the Tenant to recognize such purchaser as Landlord under the Lease and to thereafter pay Rent to the purchaser or its designee in accordance with the terms of this Lease, and Tenant acknowledges that any such purchaser will rely on that letter. Tenant's failure to deliver such letter within such time shall be conclusive upon Tenant that this Lease is in full force and effect without any modification and that there are no defaults. Tenant further agrees that in the event of a default by Tenant in the timely delivering of such certificate, Tenant shall also pay all damages, consequential as well as direct, including lost profits sustained by Landlord as a result of any such default. Tenant agrees that the failure to deliver such certificate shall be an event of Default under


Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                    --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM /s/ AS
                                                                 --------------
this Lease.

                      ARTICLE 22: SUBORDINATION AGREEMENT

         This Lease, at Landlord's option, shall be subordinate to any mortgage, deed of trust, ground lease or declaration of covenants (any or all of which may be now or hereafter placed upon the Building and/or office park) regarding maintenance and use of any areas contained in any portion of the office park and to any and all advances made under any mortgage or deed of trust and to all renewals, modifications, consolidations, replacements and extensions thereof. Tenant agrees, with respect to any of the foregoing documents, that no documentation other than this Lease shall be required to evidence such subordination. Tenant agrees to execute such documents as may be required to effectuate such subordination to the lien of any mortgage or deed of trust, as the case may be, and by failing to do so within ten (10) days after written demand, Tenant does hereby make, constitute and irrevocably appoint Landlord as Tenant's attorney-in-fact and in Tenant's name, place and stead to do so. This power of attorney is coupled with an interest. Tenant hereby attorns to all successor owners of the Building whether or not such ownership is acquired as a result of a sale, through foreclosure of a deed of trust or mortgage or otherwise.

                            ARTICLE 23: CONDEMNATION

         A. Condemnation of Premises: If any part of the Premises shall be taken or appropriated by any public or quasi-public authority under the power of eminent domain, the Landlord shall have the right, at its option, to terminate this Lease effective as of the date possession is taken by said authority (unless all of the Premises are so taken, in which case the Lease shall terminate), and shall be entitled to any and all income, rent, award and any interest thereon whatsoever which may be paid or made in connection with such public or quasi-public use or purpose. Tenant hereby assigns to Landlord its entire interest in any such award, and shall have no claim against Landlord for the value of any unexpired term of the Lease. If a part of the Premises shall be so taken or appropriated, and the Landlord does not elect to terminate this Lease, the Rent thereafter to be paid shall be reduced by an amount bearing the same ratio to the total amount of Rent as the rentable area of the Premises so taken bears to the rentable area of the entire Premises.

         B. Condemnation Other Than of Premises: If any part of the Building or office park other than the Premises shall be so taken or appropriated, Landlord shall have the sole right, at this option, to terminate this Lease and shall be entitled to the entire award as above provided, and in such case, Tenant shall likewise have no claim against Landlord for the value of any unexpired term of this Lease.

         C. Tenant's Claim for Compensation: Nothing hereinabove contained shall be deemed to deny to Tenant its right to claim from the condemning authority compensation or damages for its trade fixtures and personal property, provided the condemning authority makes a separate award therefore.

                        ARTICLE 24: REAL ESTATE BROKERS

         Tenant represents that, except for Calibre Real Estate Company, Tenant has not dealt with any real estate broker, salesperson, or finder in connection with this Lease, and that no such person initiated or participated in the negotiations of this Lease, or showed the Premises to Tenant. Tenant

Clark County Management Corporation             Lessor's Initials /s/ JB
7490 W Sahara                                                     --------------
Las Vegas, NV 89117                             Lessee's Initials /s/ LM  /s/ AS
                                                                  --------------
agrees to indemnify and hold harmless Landlord, from and against any and all liabilities and claims for commissions and fees arising out of a breach of the foregoing representation. Landlord shall be responsible for the payment of all commissions to the broker, if any, specified in this Article based upon the Leasing commission policy of Landlord applicable to the Building as of the date of this Lease.

                   ARTICLE 25: ASSIGNMENT OR SALE BY LANDLORD

     In the event Landlord shall assign this Lease and/or sell or convey the Building, the same shall operate to release Landlord from any future liability for any of the covenants or conditions, express or implied, herein contained in favor of Tenant, and in such event Tenant agrees to look solely to the successor in interest of Landlord in and to this Lease.

                              ARTICLE 26: NOTICES

     In every instance where it shall be necessary or desirable for Landlord to serve any notice or demand upon Tenant, it shall be sufficient (a) to deliver or cause to be delivered to Tenant or its agent a written or printed copy of such notice or demand, or (b) to send a written or printed copy of such notice or demand by United States registered or certified mail, postage prepaid, addressed to Tenant at the premises in which event the notice or demand shall be deemed to have been served forty-eight (48) hours after the time the same was posted. Any such notice or demand to be given by Tenant to Landlord shall, until further notice, be serviced personally or sent by United States registered or certified mail postage prepaid to 7490 W. Sahara Ave., Las Vegas, NV 89117. Mailed communications to Landlord shall be deemed to have been served on the same basis provided above for Tenant.

                       ARTICLE 27: RULES AND REGULATIONS

     Tenant agrees to observe the rights reserved to Landlord contained in
Article 20 hereof and agrees, for itself, its employees, agents, clients, customers, invitees and guests, to comply with the Rules and Regulations set forth in Exhibit "B" attached to this Lease and made a part hereof and such other rules and regulations as shall be adopted by Landlord.

     Any violation by Tenant of any of the Rules and Regulations contained in Exhibit "B" or other Articles of this Lease, or as may hereinafter be adopted by Landlord shall be a default of the Lease giving the Landlord the remedies provided herein. Tenant acknowledges and agrees that it shall be liable for all damages, loss, costs, and expense resulting from any violation by the Tenant of any of said Rules and Regulations. Nothing in this Lease contained shall be construed to impose upon Landlord any duty or obligation to enforce said Rules and Regulations, or the terms, covenants and conditions of any other Lease against any other Tenant or any other persons, and Landlord shall not be liable to Tenant for violation of the same by any other Tenant, its employees, agents, invitees or by any other person.

                             ARTICLE 28: NONWAIVER

     No waiver of any condition expressed in this Lease shall be implied by any neglect of Landlord


Clark County Management Corporation           Lessor's Initials /s/ JB
7490 W Sahara                                                   -------------
Las Vegas, NV 89117                           Lessee's Initials /s/ LM /s/ AS
                                                                -------------
to enforce any remedy on account of the violation of such condition whether or not such violation be continued or repeated subsequently, and no express waiver shall affect any condition other than the one specified in such waiver and that one only for the time and in the manner specifically stated. Without limiting the provisions of Article 19, it is agreed that no receipt of monies by Landlord from Tenant after the termination in any way of the Term or of the Tenant's right of possession hereunder or after the giving of any notice shall reinstate, continue or extend their term or effect any notice or the commencement of a suit or after final judgement for possession of the Premises, Landlord may receive and collect any monies due, and the payment of said monies shall not waive said notice, suit or judgement.

                           ARTICLE 29: MISCELLANEOUS

     A. Binding Effect: Each provision of this Lease shall extend to and shall bind and inure to the benefit not only of Landlord and Tenant, but also their respective heirs, legal representatives, successors and assigns, but this provision shall not operate to permit any transfer, assignment, mortgage, encumbrance, lien, charge, or subletting contrary to the provisions of this Lease.

     B. Entire Agreement and Amendment: All of the agreements of Landlord and Tenant with respect to the premises are contained in this Lease, and no modification, waiver or amendment of this Lease or of any of its conditions shall be binding upon Landlord unless in writing signed by Landlord.

     C. No Reservation: Submission of this instrument for examination shall not constitute a reservation of or option for the Premises or in any manner bind Landlord, and no lease or obligation on Landlord shall arise until this instrument is signed and delivered by Landlord to Tenant.

     D. Gender and Titles: The term "Tenant" whenever used herein shall be construed to mean Tenants or any one or more of them in all cases where there is more than one Tenant; and the necessary grammatical changes required to make the provisions hereof apply either to corporation or other organizations, partnerships or other entities, or individuals, shall in all cases be assumed as though in each case fully expressed. The headings of Articles are for convenience only and do not limit, expand or construe the contents of the Articles.

     E. Landlord's Title: The Landlord's title is and always shall be paramount to the title of Tenant, and nothing in this Lease contained shall empower Tenant to do any act which can, shall or may encumber the title of Landlord.

     F. Time: Time is of the essence of this Lease and of each and all provisions hereof.

     G. Invalidity: If any clause or provision of this Lease is illegal, invalid or unenforceable under present or future laws effective during the term of this Lease, then and in that event, it is the intention of the parties hereto that the remainder of this Lease shall not be affected thereby, and is also the intention of the parties to this Lease that in lieu of each clause or provision of this Lease that is illegal, invalid or unenforceable, there shall be added as a part of this Lease a legal, valid and enforceable clause or provision as similar in terms of such illegal, invalid or unenforceable clause or provision as may be possible.

     H. Authorization for Execution: Tenant and the party executing this Lease on behalf of Tenant represent to Landlord that such party is authorized to do so by requisite action of Tenant's board of directors, or partners, as the case may be, and agree upon request to deliver to Landlord a resolution or similar document to that effect.

     I. No Recording of Lease: Tenant shall not record this Lease or a memorandum hereof without the prior written consent of Landlord.


Clark County Management Corporation            Lessor's Initials: /s/ JB
7490 W Sahara                                                     -------------
Las Vegas, NV 89117                            Lessee's Initials: /s/ LM /s/ AS
                                                                  -------------

     J. Force Majeure: Landlord shall not be deemed in default with respect to any of the terms, covenants and conditions of this Lease of Landlord's part to be performed, if Landlord fails to timely perform same and such failure is due in whole or in part to any strike, lockout, labor trouble (whether legal or illegal), civil disorder, inability to procure materials at a reasonable cost, failure of power, restrictive governmental laws and regulations, riots, insurrections, war, fuel shortage, accidents, casualties, Acts of God, acts caused directly or indirectly by Tenant (or Tenant's agents, employees or invitee) or any other cause beyond the reasonable control of Landlord.

     K. Notice of Landlord Default: In the event of any alleged default on the part of Landlord hereunder, Tenant shall give written notice to Landlord in the manner herein set forth and shall afford Landlord a reasonable opportunity to cure any such default.

     L. Governing Law: The terms and conditions of this Lease shall be construed and enforced according to the laws of the State of Nevada.

LANDLORD:                                    TENANT:
PINE DEVELOPMENT, INC.                       INTERNATIONAL ENERGY
                                             CONSULTANTS

By: /s/ JAN BERNARD                          By: /s/ LAWRENCE MATZKIN
   ------------------------                     ------------------------
   Jan Bernard                                  Lawrence Matzkin

Title: President                             Title:
      ---------------------                        ---------------------

Date: 4/22/99                                Date:
     ----------------------                       ----------------------


                                             By: /s/ ANTHONY SONZARI
                                                 -----------------------
                                                 Anthony Sonzari

                                             Title:
                                                   ---------------------

                                             Date:
                                                  ----------------------


                                             GUARANTOR:

                                                 /s/ LAWRENCE MATZKIN
                                             ---------------------------
                                             By:  Lawrence Matzkin

                                             ---------------------------
                                             Date


                                             By: /s/ ANTHONY SONZARI
                                             --------------------------
                                                 Anthony Sonzari


                                             --------------------------
                                             Date


Clark County Management Corporation            Lessor's Initials  /s/ JB
7490 W Sahara                                                     -------------
Las Vegas, NV 89117                            Lessee's Initials  /s/ LM /s/ AS
                                                                  -------------

                               ADDENDUM TO LEASE

ADDENDUM TO LEASE is made the 1st day of February, 1999, by and among Pine Development, Inc., A Nevada Corporation ("Lessor") and International Energy Consultants ("Lessee"), based upon the following:

Except as herein modified, Lessee's Master Agreement shall remain in full force and effect.

                                    RECITALS

Pine Development, Inc. ("Lessor") and International Energy Consultants ("Lessee") entered into that certain Lease dated February 1, 1999 for space located at 6857 W. Charleston, Las Vegas, NV 89117, (herein after collectively referred to as the "Lease").

                                     TERMS

The Lease is hereby amended to include the following:

1. Landlord agrees to waive one months rent spread over the first 6 months of the new term.
2.   Landlord agrees to install a door to separate from adjoining suite.

THIS ADDENDUM TO THE LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

IN WITNESS WHEREOF, THIS ADDENDUM TO LEASE HAS BEEN EXECUTED BY THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.


LESSOR:                                      Lessee:
Pine Development, Inc.                       International Energy Consultants

/s/ JAN BERNARD         4/22/99              /s/ LAWRENCE MATZKIN
-------------------------------              --------------------------------
Jan Bernard, President     Date              Lawrence Matzkin            Date


                                             /s/ ANTHONY SONZARI
                                             --------------------------------
                                             Anthony Sonzari             Date

                              THE CALCULATION OF
                              EFFECTIVE RENT PER SQUARE FOOT
                              YEAR 1-5

Property Address:             EPW

Tenant/Lessee:                International Energy Consultants

Lease Term:                             3

Square Feet                         1,288


                                                       Per
                         Annually       Monthly        Sq Ft

Gross Rate/SFT           94,082.40      2,613.40       2.03
Rent Concessions            837.20         69.77     0.0542
Covered Parking               0.00          0.00          0
Tenant Improvements           0.00          0.00          0
Other Concessions             0.00          0.00          0
Brokers Fee                 784.02         65.34       0.05

Effective Rate:         Gross Rate/SFT Less Cost/SFT

Effective Rate/SFT      1.9258333333333

Escalation                         4.00%

Effective Rate Yr-1                1.95

Effective Rate Yr-2                2.03

Effective Rate Y-3                 2.11

Effective Rate Y-4                 0.00

Effective Rate Y-5                 0.00

                               ADDENDUM TO LEASE


ADDENDUM TO LEASE is made the 15th day of March, 1999, by and among Pine Development, Inc., A Nevada Corporation ("Lessor") and International Energy Consultants ("Lessee"), based upon the following:

Except as herein modified, Lessee's Master Agreement shall remain in full force and effect.

                                    RECITALS

Pine Development, Inc. ("Lessor") and International Energy Consultants ("Lessee") entered into that certain Lease dated February 1, 1999 for space located at 6857 W. Charleston, Las Vegas, NV 89117, (herein after collectively referred to as the "Lease").

                                     TERMS

The Lease is hereby amended to include the following:

1. Tenant agrees to take additional space of 644 square feet, making the total rentable area of 1,932 square feet. See Exhibit F for details.

2.       Rent will be increased as follows:

Months                                  Rate per Square Foot     Monthly Rent
------                                  --------------------     ------------

April 1, 1999 to August 31, 1999               $1.73               $3,348.80
August 31, 1999 to February 28, 2000           $1.95               $3,767.40
March 1, 2000 to February 28, 2001             $2.02               $3,902.64
March 1, 2001 to February 28, 2002             $2.10               $4,057.20

3. Landlord agrees to remove existing door demising the premises and install new door at location shown on Exhibit "F".

4. The commencement date and occupancy date of the additional space shall be March 24, 1999.

5. The security deposit is increased by $750.00 to be a total of $5,773.20. The additional security deposit is to paid before occupying the suite.

THIS ADDENDUM TO THE LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED ORIGINAL, BUT ALL OF

WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

IN WITNESS WHEREOF, THIS ADDENDUM TO LEASE HAS BEEN EXECUTED BY THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.

LESSOR:                                      Lessee:
Pine Development, Inc.                       International Energy Consultants


/s/ NANCY S. WILDER                4/6/99    /s/ LAWRENCE MATZKIN     3/24/99
-------------------------------    ------    --------------------     -------
Vice President                     Date      Lawrence Matzkin         Date


                                             /s/ ANTHONY SONZARI      3/24/99
                                             --------------------     -------
                                             Anthony Sonzari          Date

                               ADDENDUM TO LEASE

ADDENDUM TO LEASE is made the 15th day of December, 1999, by and among Pine Development, Inc., A Nevada Corporation ("Lessor") and International Energy Consultants ("Lessee"), based upon the following:

Except as herein modified, Lessee's Master Agreement shall remain in full force and effect.

                                    RECITALS

Pine Development, Inc. ("Lessor") and International Energy Consultants ("Lessee") entered into that certain Lease dated February 1, 1999 for space located at 6857 W. Charleston, Las Vegas, NV 89117, (herein after collectively referred to as the "Lease").

TERMS

The Lease is hereby amended to include the following:

1. Tenant agrees to add the space at 6855 W. Charleston consisting of 644 s.f. bringing the total rentable square footage to 2,576 s.f.

2.       The lease term and rental rate is amended as follows:

Date                                         Rate per s.f.     Monthly Rate
----                                         -------------     ------------
January 1, 2000 to December 31, 2000         $1.95             $5,023.20
January 1, 2001 to December 31, 2001         $2.03             $5,224.13
January 1, 2002 to December 31, 2002         $2.11             $5,433.10

THIS ADDENDUM TO THE LEASE MAY BE EXECUTED IN SEVERAL COUNTERPARTS, EACH OF WHICH SHALL BE DEEMED ORIGINAL, BUT ALL OF WHICH TOGETHER SHALL CONSTITUTE ONE AND THE SAME AGREEMENT.

IN WITNESS WHEREOF, THIS ADDENDUM TO LEASE HAS BEEN EXECUTED BY THE PARTIES AS OF THE DATE FIRST WRITTEN ABOVE.

LESSOR:                                      Lessee:
Pine Development, Inc.                       International Energy Consultants

/s/ NANCY S. WILDER        1/18/00           /s/ LAWRENCE MATZKIN       1/21/99
-----------------------------------          -----------------------------------
Vice President             Date              Lawrence Matzkin           Date

                                             /s/ ANTHONY SONZARI        12/21/99
                                             -----------------------------------
                                             Anthony Sonzari            Date